EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-1 (333-25339) and S-8 (Nos.33-4817,33-16424,33-32996 and
33-51012)of Dataflex Corporation of our report dated May 21, 1997 appearing on page F-1 of this Form 10-K/A.


PRICE WATERHOUSE LLP


Tampa, Florida
July 30, 1997